Exhibit 99.1

 S E L E C TM E D I C A LH O L D I N G SC O R P O R A T I O N 20 years of growth A N N U A LR E P O R T

A DIVERSE NETWORK DELIVERING EXCEPTIONAL RESULTS FOR 20 YEARS



LONG-TERM ACUTE CARE

After retiring, Julie Dombo was excited to pursue her twin passions of weight lifting and race walking.

Her plans changed, however, when she was caught in an armed robbery at a store in her hometown. She survived several close-range gunshot wounds but lost 2/3 of her lung and, due to complications, her hands and feet. Significant medical intervention saved her life.

After stabilizing, she began her next stage of recovery at Select Specialty Hospital – Wichita. She learned to breathe and perform everyday tasks as a quadruple amputee. During her two-month stay, she found comfort and healing with caregivers who supported her, as well as her family.

“Select Specialty is where I began my new life,” she said.



REHABILITATION HOSPITALS

Grammy Award-winning singer the Rev. Stefanie R. Minatee travelled the world with the renowned Jubilation Choir, sharing her musical gifts. But last year, a massive stroke threatened to silence her powerful voice.

With a range of physical, cognitive and emotional challenges, Rev. Minatee feared never fully regaining her independence. She put her faith in God, she said, and the Kessler Institute for Rehabilitation. Her team of experts helped her recover her “mind, body and spirit.”

“This journey has taught me the importance of patience and perseverance, hard work and hope. The next stage of my life is finally here,” she said.

Rev. Minatee returned to the choir, touring and sharing her gift with the world.

Physio™ is the newest addition to the Select Medical family. This wholly owned subsidiary brings a nationwide network of outpatient physical rehabilitation centers into our company. In addition, it offers a range of services including general orthopedics, spinal care, neurological rehabilitation, orthotics and prosthetics services.



SELECT MEDICAL IMPROVING QUALITY OF LIFE

OUTPATIENT REHABILITATION

Ben is a young boy with Pearson Syndrome. This rare condition causes significant health issues, including loss of muscle strength.

His mother, Melissa, thought physical therapy would help. When one center gave up on Ben, as the disease was degenerative and progressive, she reached out to NovaCare Huber Heights in Ohio and connected with our pediatric care team.

Ben is now gaining strength, endurance and balance. Melissa used the center's PT services herself following surgery on a torn Achilles.

"The Huber Heights team has been an answer to my prayers," she said.


physical th
OCCUPATIONAL MEDICINE

After a workplace fall, Martha Smith needed help for the pain and stiffness she was experiencing. Her employer's Workers' Compensation program referred her to Concentra in the Austin area.

Her physical therapist took special care to evaluate her, she said, even though she was his final patient of the day. The extra time narrowed down her ailments and delivered personalized care that brought relief.

"Let me say, that I haven't felt this good for a while," Martha said. "I am happier because I feel I have good solutions to my problem."

She's made a copy of her PT's business card and hands them out to friends who need physical therapy.

MORE THAN **500** FACILITIES NATIONWIDE

IN **28** **STATES**

3,458 EMPLOYEES

25 YEARS OF EXPERIENCE IN **OUTPATIENT PHYSICAL REHABILITATION** CARE

2016 ANNUAL REPORT 1

A LETTER FROM LEADERSHIP

Select Medical made a commitment 20 years ago to deliver an exceptional patient care experience that promotes healing and recovery in a compassionate environment. We have honored that promise every day since 1997, by helping to define the nation's standard of excellence in specialized hospital and rehabilitative care.

Today, we are nearly 41,500 employees strong treating tens of thousands of patients a year in our 103 long-term acute care hospitals, 20 acute medical rehabilitation hospitals, 1,611 outpatient rehabilitation clinics and 300 Concentra occupational medicine centers.

Growing With Intent

Select Medical has a two-decade track record of strategic growth, with 2016 marking another year of new joint ventures, acquisitions and service expansions across the organization. We also achieved better balance of the company's business portfolio of hospital care and outpatient services. Consequently, our payment mix is now weighted toward commercial payors.

Our specialty hospitals, operating as long-term acute care hospitals (LTACHs), fully transitioned to new patient criteria rules this year. The division's leadership, combined with preeminent clinical expertise in treating high-acuity patients, positioned the company to lead the industry in meeting the newly defined standards. These mandated changes were significant, and we continue to focus on achieving normalized operations to gain a larger share of patients in this uniquely specialized market in 2017 and beyond.

This year, the specialty hospital division successfully opened the California Rehabilitation Institute, our joint venture with UCLA Health and Cedars-Sinai, as well as TriHealth Rehabilitation Hospital in Cincinnati. Additionally, Cleveland Clinic Rehabilitation Hospital, a 2015 joint venture with Cleveland Clinic, continued to build momentum. As we enter 2017, we are poised to continue our growth trajectory supported by new partnerships with some of the nation's premier health systems.

With the successful integration of Concentra, our largest acquisition in company history, we continued to further enhance opportunities in occupational medicine. In March, we acquired Physiotherapy Associates and expanded our national outpatient footprint by more than 500 clinics. These two significant acquisitions allowed us to realize and leverage meaningful synergies across our national care network.

Cultivating A Culture With Purpose

Select Medical's success is attributed to our ability to attract the best talent possible to care for our patients.

Our employees are guided daily by fundamental principles that are part of "The Select Medical Way." These core values and cultural behaviors serve as the foundation for every member of the Select Medical family to deliver an exceptional patient experience, and for the company to deliver an exceptional employee experience. It is this strong sense of purpose that motivates our team to connect and fulfill our mission.

The company's employee-driven CARES (Caring and Responsive Employees of Select) initiative also raised money for dozens of charities. This effort, combined with ongoing corporate support for national organizations such as American Cancer Society, American Heart Association, Special Olympics and Junior Achievement, made a significant social impact for millions of people.

2 SELECT MEDICAL IMPROVING QUALITY OF LIFE

 Looking Ahead With Optimism Our strong leadership, successful partnerships and unmatched clinical expertise have been the catalyst for growth during the past 20 years. We are highly optimistic that the future holds even more promise for expansion, innovation and impact. This, in turn, sharpens our competitive edge, market position and patient outcomes to drive overall performance and stockholder value. We sincerely thank you for your support and recognition of who we are and what we do. Together, we truly are improving the quality of life in the communities we serve. Sincerely, Robert Ortenzio Rocco Ortenzio David S. Chernow Executive Chairman & Co-Founder Vice Chairman & Co-Founder President & Chief Executive Officer Improving quality of life. 2 0 1 6 A N N U A L R E P O R T 3

FINANCIAL HIGHLIGHTS
SELECT MEDICAL HOLDINGS CORPORATION

(In thousands, except per share data)	2016	2015	2014	2013	2012
FOR THE YEARS ENDED					
Net operating revenues	$ 4,286,021	$ 3,742,736	$ 3,065,017	$ 2,975,648	$ 2,948,969
Income from operations	299,847	274,790	284,476	301,436	336,859
Net income attributable to Select Medical Holdings Corporation	115,411	130,736	120,627	114,390	148,230
Income per common share, fully diluted	0.87	0.99	0.91	0.82	1.05
Dividends per share	—	0.10	0.40	0.30	1.50
Cash flow from operations	346,603	208,415	170,642	192,523	298,682
SEGMENT INFORMATION					
Net operating revenues					
Specialty hospitals	$ 2,289,482	$ 2,346,781	$ 2,244,899	$ 2,198,121	$ 2,197,529
Outpatient rehabilitation	995,374	810,009	819,397	777,177	751,317
Concentra[1]	1,000,624	585,222			
Other	541	724	721	350	123
Total Net Operating Revenues	$ 4,286,021	$ 3,742,736	$ 3,065,017	$ 2,975,648	$ 2,948,969
Adjusted EBITDA					
Specialty hospitals	$ 281,511	$ 327,623	$ 341,787	$ 353,843	$ 381,354
Outpatient rehabilitation	129,830	98,220	97,584	90,313	87,024
Concentra[1]	143,009	48,301			
Other	(88,543)	(74,979)	(75,499)	(71,295)	(62,531)
Total Adjusted EBITDA[2]	$ 465,807	$ 399,165	$ 363,872	$ 372,861	$ 405,847
BALANCE SHEET SNAPSHOT AT YEAR-END					
Cash and cash equivalents	$ 99,029	$ 14,435	$ 3,354	$ 4,319	$ 40,144
Working capital	236,433	19,869	133,220	82,878	80,397
Total assets	4,944,395	4,388,678	2,924,809	2,817,622	2,761,361
Total debt	2,698,989	2,385,896	1,552,976	1,445,275	1,470,243
Stockholders' equity	815,725	859,253	739,515	786,234	717,048

(1) The selected financial data for the company's Concentra segment for the periods presented begins as of June 1, 2015, which is the date the Concentra acquisition was consummated.

(2) Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, Concentra acquisition costs, Physiotherapy acquisition costs, non-operating gain (loss) and equity in earnings (losses) of unconsolidated subsidiaries. Refer to Item 6 and Item 7 for further consideration of Adjusted EBITDA as a Non-GAAP measure.

4 SELECT MEDICAL IMPROVING QUALITY OF LIFE

BOARD OF DIRECTORS

Robert A. Ortenzio
Executive Chairman & Co-Founder
Select Medical Holdings Corporation

Rocco A. Ortenzio
Vice Chairman & Co-Founder
Select Medical Holdings Corporation

Russell L. Carson
Founder
Welsh, Carson, Anderson & Stowe

Bryan C. Cressey
Founder & Partner
Cressey & Company

James E. Dalton, Jr.
Retired CEO
Quorum Health Group, Inc.

James S. Ely III
Founder & Chief Executive Officer
PriCap Advisors, LLC

William H. Frist
Former Majority Leader of the United States Senate
Partner, Cressey & Company

Thomas A. Scully
General Partner
Welsh, Carson, Anderson & Stowe

Leopold Swergold
Managing Member
Anvers Management Company, LLC

EXECUTIVE OFFICERS

Robert A. Ortenzio
Executive Chairman & Co-Founder

Rocco A. Ortenzio
Vice Chairman & Co-Founder

David S. Chernow
President & Chief Executive Officer

Martin F. Jackson
Executive Vice President
& Chief Financial Officer

John A. Saich
Executive Vice President
& Chief Human Resources Officer

Michael E. Tarvin
Executive Vice President,
General Counsel & Secretary

Scott A. Romberger
Senior Vice President, Controller
& Chief Accounting Officer

Robert G. Breighner, Jr.
Vice President, Compliance and Audit Services
& Corporate Compliance Officer

CORPORATE INFORMATION

Corporate Headquarters
Select Medical Holdings Corporation
4714 Gettysburg Road
Mechanicsburg, PA 17055-5036
717.972.1100

Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP
Penn National Insurance Plaza
2 N. 2nd Street, Suite 1100
Harrisburg, PA 17101

Stockholder Inquiries
Joel T. Veit
Senior Vice President & Treasurer
4714 Gettsyburg Road
Mechanicsburg, PA 17055-5036
717.972.1100 | ir@selectmedical.com

Stock Exchange
NYSE
Symbol: SEM

Internet Address
selectmedicalholdings.com

Register & Stock Transfer Agent
Stockholder correspondence should be mailed to:
Computershare
P.O. Box 30170
College Station, TX 77842-3170

Overnight correspondence should be mailed to:
Computershare
211 Quality Circle, Suite 210
College Station, TX 77845-3170

2016 ANNUAL REPORT

Our Mission

SELECT MEDICAL WILL PROVIDE AN EXCEPTIONAL PATIENT CARE EXPERIENCE THAT PROMOTES HEALING AND RECOVERY IN A COMPASSIONATE ENVIRONMENT.

LEARN MORE AT >> **SELECTMEDICALHOLDINGS.COM**

Select MEDICAL®
Improving Quality of Life

4714 GETTYSBURG ROAD, MECHANICSBURG, PA 17055